United Security Bank Announces Appointment of Chief Credit Officer
FRESNO, CA, July 25, 2013. United Security Bank (the “Bank”), a wholly-owned subsidiary of United Security Bancshares (http://www.unitedsecuritybank.com/) (Nasdaq Global Select: UBFO) announced the appointment of Mr. William M. Yarbenet as Senior Vice President and Chief Credit Officer. Mr. Yarbenet joined the Bank on July 8, 2013, and was appointed Chief Credit Officer effective July 23, 2013. Mr. Yarbenet will also serve as a senior officer to United Security Bancshares.
Dennis R. Woods, President and Chief Executive Officer of the Company, stated, “We are pleased to have Bill Yarbenet join the executive management team at United Security Bank, and look forward to the extensive credit and finance experience he brings to our organization.”
Mr. Yarbenet has more than 25 years of experience in banking and the financial services industry. Prior to joining the Bank, Mr. Yarbenet was Executive Vice President and Chief Credit Officer of Heritage Oaks Bank in Paso Robles. During his career, Mr. Yarbenet has served in various credit management positions, for a number of companies, including Premier West Bancorp in Medford, Oregon, The Goldman Sachs Group, Inc., and Merrill Lynch & Co.
Mr. Yarbenet received his Bachelor's degree in Economics from Allegheny College, and his MBA from Rutgers University.
United Security Bancshares is a $630+ million bank holding company headquartered in Fresno, California. United Security Bank, its principal subsidiary is a California state chartered bank with 11 branches serving the Central Valley and Campbell, and is a member of the Federal Reserve Bank of San Francisco.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and the Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the Company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the Company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in interest rates, especially changes due to the market's reaction to Federal Reserve actions, (2) significant changes in banking laws or regulations, (3) increased competition in the company's market, (4) other-than-expected credit losses, (5) earthquake or other natural disasters impacting the condition of real estate collateral, (6) the effect of acquisitions and integration of acquired businesses, (7) the impact of proposed and/or recently adopted changes in laws, and regulations on the Company and its business; (8) changing bank regulatory conditions, policies, whether arising as new legislation or regulatory initiatives or changes in our regulatory classifications, that could lead to restrictions on activities of banks generally or as to the Bank, including specifically the formal order between the Federal Reserve Bank of San Francisco and the Company and the Bank, (9) failure to comply with the written regulatory agreement under which the Company is subject and (10) unknown economic impacts caused by the State of California's budget issues, including the effect on Federal spending do to sequestration required by the Budget Control Act of 2011. Management cannot predict at this time the severity or duration of the effects of the recent business slowdown on our specific business activities and profitability. Weaker or a further decline in capital and consumer spending, and related recessionary trends could adversely affect our performance in a number of ways including decreased demand for our products and services and increased credit losses. Likewise, changes in interest rates, among other things, could slow the rate of growth or put pressure on current deposit levels and affect the ability of borrowers to repay loans. Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance including the factors that influence earnings. For a more complete discussion of these risks and uncertainties, see the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and particularly the section of Management's Discussion and Analysis. Readers should carefully review all disclosures we file from time to time with the Securities and Exchange Commission ("SEC").